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                                                                    EXHIBIT 10.1








                            ARKANSAS BEST CORPORATION
                             VOLUNTARY SAVINGS PLAN

              Amended and Restated Effective as of January 1, 2005

                                TABLE OF CONTENTS

SECTION ONE - -DEFINITIONS..................................................1
         1.1    "Account(s)" ...............................................1
         1.2    "Act".......................................................1
         1.3    "Administrator".............................................1
         1.4    "Alternative Earnings Rate".................................1
         1.5    "Annual Installment Payment"................................1
         1.6    "Beneficiary"...............................................1
         1.7    "Benefit"...................................................2
         1.8    "Board".....................................................2
         1.9    "Bonus".....................................................2
         1.10   "Business Day"..............................................2
         1.11   "Change in Control".........................................2
         1.12   "Code"......................................................3
         1.13   "Company"...................................................3
         1.14   "Compensation"..............................................3
         1.15    "Compensation Deferral Contributions"......................3
         1.16   "Compensation Deferral Account".............................3
         1.17   "Contributions".............................................3
         1.18   "Deferred Payments".........................................3
         1.19   "Deferred Payment Date".....................................3
         1.20   "Designated Subsidiary".....................................4
         1.21   "Disability"................................................4
         1.22   "Earnings"..................................................4
         1.23   "Effective Date"............................................4
         1.24   "Election Date".............................................4
         1.25   "Election Form".............................................4
         1.26   "Eligible Individual".......................................5
         1.27   "Employee"..................................................5
         1.28   "Employer"..................................................5
         1.29   "Employer Contributions"....................................5
         1.30   "Enployer Account"..........................................5
         1.31   "Entry Date"................................................5
         1.32   "ERISA".....................................................5
         1.33   "Final Deferral Filing Date"................................5
         1.34   "Lump Sum"..................................................5
         1.35   "Matching Contributions"....................................5
         1.36   "Match Qualified Deferral"..................................5
         1.37   "Measurement Preferrences"..................................5
         1.38   "Money Market Fund" ........................................5
         1.39   "Non-Scheduled In-Service Withdrawal" ......................6
         1.40   "Participant"...............................................6
         1.41   "Plan"......................................................6


         1.42   "Plan Year".................................................6
         1.43   "Post-2004 Deferrals".......................................6
         1.44   "Pre-2004 Deferrals"........................................6
         1.45   Rules of General Application"...............................6
         1.46   "Salary"....................................................6
         1.47   "Separates" or "Separation".................................6
         1.48   "Specified Employee"........................................6
         1.49   "Third Party Recordkeeper"..................................6
         1.50   "Trust".....................................................6
         1.51   "Vest" or "Vesting" ........................................7
         1.52   "Year of Vesting Service"...................................7

SECTION TWO -  ADMINISTRATION...............................................7
         2.1    Appointment of Administrator................................7
         2.2    Employer Duties.............................................7
         2.3    Authority of Administrator..................................7
         2.4    Powers of Administrator and Company.........................7
         2.5    Indemnification.............................................7
         2.6    Bond and Expenses...........................................7
         2.7    Reliance on Tables..........................................8

SECTION THREE - PARTICIPATION...............................................8

SECTION FOUR - CONTRIBUTIONS................................................8
         4.1    Compensation Deferral Contributions.........................8
         4.2    Crediting of Compensation Deferral Contributions............8
         4.3    Matching Contributions......................................9

SECTION FIVE - PARTICIPANT'S ACCOUNTS AND INVESTMENTS.......................9
         5.1    Establishment of Account....................................9
         5.2    Earnings Credited to Accounts...............................9
         5.3    Investment Direction........................................9
         5.4    Statements.................................................10

SECTION SIX - VESTING   10
         6.1    Compensation Deferral Account..............................10
         6.2    Employer Account...........................................10

SECTION SEVEN - DISTRIBUTION OF BENEFIT....................................11
         7.1    Election of Deferred Payments..............................11
         7.2    Types of Deferred Payments.................................11
         7.3    Change of Deferred Payment Date............................12
         7.4    Mandatory Lump Sum Distribution............................12
         7.5    Separation to Specified Employee...........................12


         7.6    Change in Control..........................................12
         7.7    Hardship Distribution......................................13
         7.8    Non-Scheduled In-Service Withdrawal........................13
         7.9    Source of Distribution.....................................14

SECTION EIGHT - DESIGNATION OF BENEFICIARIES...............................14
         8.1    Designation by Participant.................................14
         8.2    Lack of Designation........................................14

SECTION NINE - AMENDMENT AND TERMINATION...................................14

SECTION TEN - GENERAL PROVISIONS...........................................15
         10.1   No Assignment..............................................15
         10.2   Incapacity.................................................15
         10.3   Claims Procedure...........................................15
         10.4   No Guaranty of Deferral....................................17
         10.5   Communications by, and Information from, Participant.......17
         10.6   No Rights Implied..........................................17
         10.7   Communications by Administrator or Employer................17
         10.8   Interpretations and Adjustments............................18
         10.9   No Liability for Good Faith Determinations.................18
         10.10  No Employment Rights.......................................18
         10.11  Withholding of Taxes.......................................18
         10.12  Waivers....................................................18
         10.13  Records....................................................18
         10.14  Securities Laws............................................18
         10.15  Severability...............................................19
         10.16  Captions and Gender........................................19
         10.17  Choice of Law..............................................19
         10.18  Effective Date and Termination Date........................19

                            ARKANSAS BEST CORPORATION
                             VOLUNTARY SAVINGS PLAN
                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

         Arkansas Best Corporation hereby amends and restates the Arkansas Best Corporation Voluntary Savings Plan (the "Plan") effective as of January 1, 2005. The purpose of the Plan is to give a select group of highly compensated employees the opportunity to defer a portion of their compensation and possibly receive deferred employer contributions. For purposes of the Code, the Employers intend this Plan to be an unfunded, unsecured promise to pay on the part of the each Employer. For purposes of ERISA, the Employers intend this Plan to be an unfunded plan solely for the benefit of a select group of management or highly compensated employees of the Employers for the purpose of qualifying the Plan for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

         The purpose of this amendment and restatement of the Plan is to comply with the provisions of the American Jobs Creation Act of 2004 (the "Act") in order to avoid immediate taxation of amounts deferred hereunder, and the Plan will be interpreted accordingly. With respect to Pre-2005 Deferrals, the Plan shall be interpreted so as to avoid having such Pre-2005 Deferrals subject to the Act.


SECTION ONE       DEFINITIONS

         1.1 "ACCOUNT(s)" shall mean, collectively, each Plan Year's Compensation Deferral Account, and each Plan Year's Employer Account, maintained for each Participant, except that when it shall be appropriate to refer either to a particular Account, or a particular Plan Year, or both, reference shall be to that Account.

         1.2 "ACT" shall mean the American Jobs Creation Act of 2004, as it may be amended, and any guidance issued thereunder by the Internal Revenue Service and the Department of the Treasury.

         1.3 "ADMINISTRATOR" shall mean the person designated to administer the Plan pursuant to SECTION TWO.

         1.4 "ALTERNATIVE EARNINGS RATE" shall mean the Earnings of the Money Market Fund for the period of reference.

         1.5 "ANNUAL INSTALLMENT PAYMENT" shall mean an annual distribution, in cash, of the Participant's Benefit over a period of years as provided for in
Section 7.2(a) and (b).

         1.6 "BENEFICIARY" shall mean the person(s), entity or entities designated by the Participant as the beneficiary of the balance of his Benefit.

         1.7 "BENEFIT" shall mean, collectively, the Vested amount credited to each of a Participant's Accounts at the time of reference, except that when it shall be appropriate to refer to the Benefit for a particular Plan Year, or with respect to separate Plan Years, an appropriate reference shall be made.

         1.8 "BOARD" shall mean the Board of Directors of the Company.

         1.9 "BONUS" shall mean amounts of compensation paid by an Employer which is not regular salary, wages or commissions, and which the Administrator
(i) designates as a Bonus, and (ii) designates the date as of which the Bonus is earned.

         1.10 "BUSINESS DAY" shall mean a day on which the New York Stock Exchange is operating. 1.1

         1.11 "CHANGE IN CONTROL" shall mean the first to occur of the following:

                  (a) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's common stock would be converted into cash, securities, or other property, or any lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, other than any such consolidation, merger, lease, exchange or transfer in which the Company, or any of its affiliates, or the holders of the Company's common stock immediately prior to any such actions have at least a fifty-one percent (51%) ownership of the surviving corporation after the consolidation or merger of the entity to which such assets are transferred, leased, exchanged or otherwise transferred;

                  (b) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

                  (c) any 'person' (as such is defined in Section 3(a)(9) or Section 13(d)(3) under the Securities Exchange Act of 1934 [the '1934 Act']) or any 'group' (as such term is used in Rule 13d-5 promulgated under the 1934 Act) other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company represented thirty-five percent (35%) or more of the Company's then outstanding securities having the right to vote in the election of directors;

                  (d) if at any time the Continuing Directors then serving on the Board cease for any reason to constitute at least a majority thereof. 'Continuing Director' shall mean a Director of the Company who either (A) is a Director of the Company on January 1, 2005, or (B) whose initial appointment or initial nomination for election or election by the Company's shareholders was approved by a majority of the Continuing Directors (including any successors elected pursuant to this Subsection
         (d)) then on the Board; or

                  (e) any person or group (as defined in Subsection (c) above) commences a tender offer or exchange offer for all or less than all of the share of the Company's issued and outstanding common stock that would result in, upon the consummation of such offer, the person or group, together with all of its or their affiliates, beneficially owning 25% or more of the Company's common stock, and which offer does not include a binding written commitment by the offeror to purchase any shares that are not tendered or exchanged for the same cash consideration (or in the event of any exchange offer, the cash equivalent of the fair market value of the securities or their property offered in the exchange, as determined by the Company's Board in its sole discretion) within 90 days following the consummation of the tender or exchange offer; provided, however, that if the tender offer or exchange offer that would have otherwise resulted in a Change in Control is canceled, terminated, withdrawn or otherwise not consummated, such offer shall be deemed never to have been made and no Change in Control shall be deemed to have occurred.

         1.12 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         1.13 "COMPANY" shall mean Arkansas Best Corporation, a Delaware corporation, and its successors and assigns.

         1.14 "COMPENSATION" shall mean, collectively, Salary and Bonus, except that where it shall be appropriate to refer to a particular kind of compensation, referral shall be to whichever of Bonus or Salary is appropriate.

         1.15 "COMPENSATION DEFERRAL CONTRIBUTIONS" shall mean the amounts described in SUBSECTION 4.1.

         1.16 "COMPENSATION DEFERRAL ACCOUNT" shall mean the amount credited under the Plan as a result of the Participant's Compensation Deferral Contributions, and appropriate adjustments as provided herein.

         1.17 "CONTRIBUTIONS" shall mean, collectively, the Compensation Deferral Contributions, and the Employer Contributions, with respect to each Participant, except that when it shall be appropriate to refer to a particular Contribution, reference shall be to that Contribution.

         1.18 "DEFERRED PAYMENTS" shall mean the payment of a Participant's Benefit as described in SECTION 7.2 and, unless otherwise expressly provided, shall refer to Compensation Deferral Accounts for specific Plan Years.

         1.19 "DEFERRED PAYMENT DATE" shall mean the date as of which a Participant's Deferred Payments are made or commenced.

         1.20 "DESIGNATED SUBSIDIARY" shall mean any Subsidiary that has adopted the Plan. "Subsidiary" shall mean a corporation, domestic or foreign, where fifty percent (50%) or more of the total combined voting power of all classes of stock are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or another Subsidiary. Designated Subsidiary shall include, without limitation, ABF Freight System, Inc. and Data-Tronics Corporation.

         1.21 "DISABILITY" shall be deemed to occur if (a) the Administrator determines that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering the employees of the Employer.

         1.22 "EARNINGS" shall mean the amounts notationally credited or debited to a Participant's Account (including, without limitation, unrealized appreciation or depreciation) based on his Measurement Preferences as determined by the Administrator under Rules of General Application.

         1.23 "EFFECTIVE DATE" of this amendment and restatement of the Plan shall mean January 1, 2005. The original effective date of the Plan was December 30, 1998.

         1.24 "ELECTION DATE" shall mean (a) subject to the next-following sentence, with respect to any Salary earned on or after January 1, 2005, December 31 (or such earlier date as established by the Administrator) of the Plan Year immediately preceding the Plan Year in which such Salary is paid; (b) with respect to any Bonus that is "performance-based compensation" (as defined under the Act) based on services performed over a period of at least twelve (12) months, six (6) months before the end of such period (or such earlier date as established by the Administrator); (c) with respect to any Bonus that is not "performance-based compensation" (as defined under the Act) or is based on services performed over a period of less than twelve (12) months, December 31 (or such earlier date as established by the Administrator) of the Plan Year immediately preceding the Plan Year in which the performance period commences; and (d) with respect to any Bonus with respect to 2004 that is paid in 2005, December 31, 2004 (or such earlier date as established by the Administrator). Notwithstanding subparagraph (a) of the preceding sentence, with respect to the first year in which a Participant becomes eligible to participate in the Plan, the Election Date with respect to Compensation earned for services to be performed subsequent to the election shall be thirty (30) days after the date the Participant becomes eligible to participate in the Plan (or such earlier date as established by the Administrator).

         1.25 "ELECTION FORM" shall mean a written form on which the Participant may specify his (i) Compensation Deferral Contribution for the Plan Year (which may be specified either as a percentage or as a fixed dollar amount), (ii) Measurement Preferences, (iii) form and timing of distribution of his Benefit, and (iv) such other matters as shall be determined by the Administrator at the time of reference.

         1.26 "ELIGIBLE INDIVIDUAL" shall mean an Employee who is (i) a member of a select group of management or highly compensated employees, and (ii) designated by the Administrator as eligible to participate in the Plan.

         1.27 "EMPLOYEE" shall mean a common law employee of the Employer.

         1.28 "EMPLOYER" shall mean, collectively, the Company and each of its Designated Subsidiaries.

         1.29 "EMPLOYER CONTRIBUTION" shall mean the amount of Matching Contributions credited under the Plan by an Employer to a Participant, and such other amount, if any, contributed by an Employer from its own funds and credited under the Plan to a Participant at the time of reference.

         1.30 "EMPLOYER ACCOUNT" shall mean the account maintained for each Participant who has received an Employer Contribution, and which will reflect the amount of such Employer Contribution and appropriate adjustments as provided herein.

         1.31 "ENTRY DATE" shall mean: (a) for any Eligible Individual who is a Participant on January 1 of a Plan Year, such January 1; (b) with respect to Bonuses described in Section 1.24(b), (c) and (d), the date described therein; and (c) for any newly-eligible Participant, the first day of the month following designation as an Eligible Individual.

         1.32 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.33 "FINAL DEFERRAL FILING DATE" shall mean, subject to Section 7.3, the date that precedes a Participant's Deferred Payment Date of reference by 12 months.

         1.34 "LUMP SUM" shall mean a single distribution, in cash, of a Participant's Benefit.

         1.35 "MATCHING CONTRIBUTIONS" shall mean the amounts described in
Section 4.3.

         1.36 "MATCH QUALIFIED DEFERRAL" shall mean each Compensation Deferral Contribution and its related Company Match as described in Section 6.2(b).

         1.37 "MEASUREMENT PREFERENCES" shall mean the preferences described in
Section 5.3.

         1.38 "MONEY MARKET FUND" shall mean the fund, which is one of the investment alternatives described in Section 5.3 at the time of reference, invested primarily in debt instruments and which the Administrator determines to have the least risk to principal.

         1.39 "NON-SCHEDULED IN-SERVICE WITHDRAWAL" shall mean distributions from the Compensation Deferral Account as described in SECTION 7.8.

         1.40 "PARTICIPANT" shall mean an Eligible Individual who participates in the Plan pursuant to Section Three.

         1.41 "PLAN" shall mean the Arkansas Best Corporation Voluntary Savings Plan, as set forth in this document and subsequent amendments.

         1.42 "PLAN YEAR" shall mean calendar year.

         1.43 "POST-2004 DEFERRALS" shall mean (a) any amounts deferred under the Plan in any Plan Year that commences after December 31, 2004 and any Earnings thereon (including without limitation any Bonus payable in 2005 with respect to 2004), and (b) any amounts deferred under the Plan prior to January 1, 2005 (and any Earnings thereon) that are not Vested as of December 31, 2004.

         1.44 "PRE-2005 DEFERRALS" shall mean the portion of the Participant's Account that is not Post-2004 Deferrals.

         1.45 "RULES OF GENERAL APPLICATION" shall mean those rules promulgated by the Administrator, in its sole discretion, from time to time with respect to the matter of reference, but which will be applied in a similar manner to Participants similarly situated.

         1.46 "SALARY" shall mean Participant's regular salary, wages, and commissions paid by an Employer, plus any amounts deferred under sections 125 or 401(k) of the Code, plus any amounts deferred by a Participant under this Plan, but excludes Bonuses, expense reimbursements and fringe benefits.

         1.47 "SEPARATES" OR "SEPARATION" or similar words shall mean a Participant's termination of employment with an Employer and the entities aggregated with the Employer pursuant to sections 414(b) and (c) of the Code for any reason (including death or disability); provided that, with respect to Post-2004 Deferrals, such terms shall have such meaning as provided under the Act.

         1.48 "SPECIFIED EMPLOYEE" shall mean a key employee of the Employer as defined in the Act.

         1.49 "THIRD-PARTY RECORDKEEPER" shall mean the person or entity selected by the Administrator to maintain the records necessary to the administration of the Plan.

         1.50 "TRUST" shall mean a grantor trust established between the Company and the trustee(s) named in the Trust.

         1.51 "VEST" OR "VESTING" or similar, shall mean the portion of a Participant's Employer Account which is nonforfeitable at the time of reference.

         1.52 "YEAR OF VESTING SERVICE" shall mean each 365 days of employment with an Employer as determined under Rules of General Application.


SECTION TWO       ADMINISTRATION


         2.1 APPOINTMENT OF ADMINISTRATOR. The Board shall appoint the Administrator.


         2.2 EMPLOYER DUTIES. An Employer shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation in its possession or control that is necessary or required by the Administrator to perform its duties and functions under the Plan.

         2.3 AUTHORITY OF ADMINISTRATOR. The Administrator shall have the exclusive authority and responsibility for administering the Plan. The Administrator shall have no power to add to, subtract from, or modify any of the terms of this Plan, or to change or add to any benefits provided by this Plan, or to waive or fail to apply any requirements of eligibility for a benefit under this Plan. All exercises of authority by the Administrator under this Plan shall be final, conclusive and binding, unless found by a court of competent jurisdiction to be arbitrary and capricious.

         2.4 POWERS OF ADMINISTRATOR AND COMPANY. The Administrator shall have all powers and discretion as may be necessary to discharge its duties and responsibilities under this Plan. The Administrator has the exclusive authority to interpret the Plan and decide all questions that arise under the Plan. The day-to-day administration of the Plan is delegated by the Administrator to the Benefits Department of the Company. The Administrator may engage agents to assist it and may engage legal counsel, who may be counsel for the Company. Neither the Administrator nor the Company will be responsible for any action taken or not taken on the advice of such counsel. The Administrator shall not act upon any matter involving his own rights, benefits or other participation under this Plan.

         2.5 INDEMNIFICATION. The Administrator and the individual(s) who may act to fulfill the responsibilities of the Administrator shall be indemnified by the Company against any and all liabilities arising by reason of any act, or failure to act, pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating to the Plan, even if the same is judicially determined to be due to such person's negligence, but not when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.

         2.6 BOND AND EXPENSES. The Administrator shall serve without bond unless state or federal statutes require otherwise, in which event the Company shall pay the premium. The expenses of the Administrator shall be paid by the Company. Such expenses shall include all expenses incident to the functioning of the Administrator, including, litigation costs, fees of accountants, counsel and other specialists and other costs of administering the Plan.

         2.7 RELIANCE ON TABLES. In administering the Plan, the Administrator shall be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by accountants, legal counsel or other experts employed or engaged by the Administrator.

SECTION THREE     PARTICIPATION

         An Eligible Individual will become a Participant on his Entry Date by filing an Election Form prior to his applicable Election Date, and will remain a Participant until he receives the payment of his entire Benefit. Being designated as an Eligible Individual for one Plan Year does not entitle such Employee to continued status as an Eligible Individual for subsequent Plan Years, but such person will remain an Eligible Individual until notified in writing by the Administrator of his removal from that status and, following such removal, such Employee shall not be able to elect Compensation Deferral Contributions on any Entry Date on which he is not an Eligible Individual.


SECTION FOUR      CONTRIBUTIONS

         4.1 COMPENSATION DEFERRAL CONTRIBUTIONS. An Employee who is an Eligible Individual on an Entry Date with respect to a Plan Year may elect to defer up to seventy-five percent (75%) of his Salary for the portion of the Plan Year following such Entry Date, and/or up to seventy-five percent (75%) of a Bonus designated as earned after an Entry Date by the timely filing an Election Form with the Administrator with respect to such Entry Date on or prior to the applicable Election Date. Each Election Form shall only be effective for the Plan Year with respect to which such election was timely filed with the Administrator. If a new Election Form is not timely filed with the Administrator for a specified Plan Year, no Compensation Deferral Contributions will be made for such Employee until a new Election Form is timely filed with the Administrator in accordance with this Section. A Participant may not change his Compensation Deferral Contributions during a Plan Year.

         4.2 CREDITING OF COMPENSATION DEFERRAL CONTRIBUTIONS. The amount of a Participant's Compensation Deferral Contributions will be deducted (i) from a Participant's Salary on each payroll date during the Plan Year of reference in an amount equal to the total Compensation Deferral Contribution attributable to Salary divided by the number of payroll dates during the Plan Year of reference following the Entry Date of reference, and (ii) from a Participant's Bonus on the date of its payment in the full amount of Compensation Deferral Contribution elected to be deducted from such Bonus payment. The portion of the Compensation Deferral Contribution amount which is deducted from Salary shall be credited to the Participant's Compensation Deferral Account as soon as reasonably possible following the payroll date on which deducted; and, regardless of the date designated by the Administrator as of which the Bonus is earned, the full amount of the

Compensation Deferral Contribution to be deducted from the Bonus shall be credited to the Participant's Compensation Deferral Account as soon as reasonably possible following the date the Bonus actually is (or would have been) paid. If the amount of the Compensation Deferral Contributions elected to be deducted from the Participant's Salary and/or Bonus exceeds such Salary and/or Bonus, as applicable, then the Compensation Deferral Contribution shall be reduced to equal the maximum amount of such Participant's Salary and/or Bonus, as applicable, that is available for deferral.

         4.3 MATCHING CONTRIBUTIONS. An Employer shall credit to a Participant's Account fifteen cents ($.15) for every dollar for Match Qualified Deferrals that such Participant elects as his Compensation Deferral Contribution for the Plan Year, up to a maximum Matching Contribution of $15,000 per Plan Year. Matching Contributions are credited as of each payroll period.

SECTION FIVE      PARTICIPANT'S ACCOUNTS AND INVESTMENTS

         5.1 ESTABLISHMENT OF ACCOUNT. The Administrator shall establish separate Accounts for each Participant, to which shall be credited or debited the Participant's share of Contributions and Earnings, and to which shall be debited the Account's distributions.

         5.2 EARNINGS CREDITED TO ACCOUNTS. Earnings shall be credited to Accounts based on Measurement Preferences (or Alternative Earnings Rate) as shall be determined by the Administrator in accordance with Rules of General Application.

         5.3 INVESTMENT DIRECTION. Effective as of each Investment Date, in accordance with Rules of General Application, each Participant may select investments ("Measurement Preferences") from among the different investment alternatives which are made available by the Administrator, and separately for existing balances in his or her Account and for future Contributions. No actual investments shall be made by Participants. The Measurement Preferences are only for the purpose of determining the Employer's payment obligation under the Plan and such Measurement Preferences do not control any actual investments made by the Employer or the Trustee. The Administrator shall have the right to eliminate or add Measurement Preferences from time to time at his sole discretion.

         A Participant may change his Measurement Preferences as of each Business Day by filing a written Election Form with the Administrator who will review and determine whether such direction shall be forwarded, and if the Administrator elects to follow such direction, he shall notify the Third Party Recordkeeper. If a Participant has not filed an Election Form with respect to his Account, he will be deemed to have elected to be invested in the Money Market Fund until the first Business Day with respect to which he has designated an investment or an Election Form.

         Notwithstanding the forgoing, the Administrator shall have the power to reject some or all of the selections of Measurement Preferences selected by any one or more Participants by advising the affected Participant(s) in writing of such rejection within five (5) days of receiving an Election Form selecting or changing a Participant's Measurement Preferences. If the Administrator rejects a selection, notwithstanding any provision hereof to the contrary, the portion of such Account(s) subject to such rejection shall be deemed invested in the Money Market Fund until a Measurement Preference is approved.

         5.4 STATEMENTS. As soon as reasonably possible following each Plan Year, and at such other times as determined by the Administrator under Rules of General Application, the Administrator shall furnish each Participant with a statement setting forth (i) the amount in his Account, (ii) the amount of Contributions, separately showing the Compensation Deferral Contributions and Employer Contributions, credited to his Account during such period, (iii) the Earnings credited or debited to his Account for such period, and (iv) any debited charges to, or distributions from, his Account during such period.


SECTION SIX       VESTING

         6.1 COMPENSATION DEFERRAL ACCOUNT. Participant shall always be one hundred percent (100%) Vested in the amounts credited to his Compensation Deferral Account.

         6.2 EMPLOYER ACCOUNT. A Participant shall Vest in the amount credited to his Employer Account upon meeting the requirements of each of the below subsections (a) and (b):

                  (a) YEARS OF SERVICE WITH THE COMPANY. A Participant must have completed his fifth Year of Service with the Company. Notwithstanding any other provision in this Plan, a Participant will meet the requirements of this Section 6.2(a) upon the date of the earliest of the Participant's Separation due to death, Disability, retirement at or after age 65, or a Change in Control.

                  (b) MATCH QUALIFIED DEFERRALS.

                  Prior to January 1, 2002 - each Compensation Deferral Contribution is automatically a Match Qualified Deferral and its Company Match is 100% Vested, subject to Section 6.2(a).

                  January 1, 2002 and thereafter - each Compensation Deferral Contribution is Match Qualified Deferral and is 100% Vested, subject to Section 6.2(a), if its Deferred Payment Date begins after the earliest of:

                  (i) Participant's 60th birthday or later,

                  (ii) Five years from (and including) the year in which the Participant's Compensation Deferral Contributions pursuant to
                  Section 4.1 are made, and

                  (iii) Separation due to death, Disability, termination of employment, or Change in Control.

                  A Compensation Deferral Contribution that is not initially a Match Qualified Deferral pursuant to this Section 6.2 (b) may become so at a later date once the above criteria is met. Conversely, if the Deferred Payment Date for a Compensation Deferral Contribution that is initially a Match Qualified Deferral subsequently fails to meet the above criteria, the Company Match and associated investment earnings previously credited to a Participant's Employer Account will be forfeited.

SECTION SEVEN     DISTRIBUTION OF BENEFIT

         7.1 ELECTION OF DEFERRED PAYMENTS. A Participant shall be entitled to a Deferred Payment if he has filed an Election Form on which he has (i) selected a Deferred Payment Date, and (ii) selected a form of payment. A Participant's Deferred Payments may be made or commenced at any time, and may be paid in a Lump Sum or in one (1) to fifteen (15) Annual Installment Payments, as the Participant shall select on the Election Form in effect on his Final Deferral Filing Date, and only the last Election Form filed on or before such Final Deferral Filing Date shall be effective. For the avoidance of doubt, a Deferred Payment Date may be elected (A) by reference to a specified date that is at least one year after the Election Date for Compensation Deferrals for the Plan Year with respect to which the Deferred Payment Date relates, (B) the date of the Participant's Separation, (C) by reference to a specified anniversary of the date of Participant's Separation or (D) by reference to the earlier or later to occur of any combination of the events described in clauses (A), (B) or (C) of this Section 7.1.

         7.2 TYPES OF DEFERRED PAYMENTS.

                  (a) ANNUAL PERCENTAGE INSTALLMENT PAYMENTS. If Participant elects a Deferred Payment in the form of an Annual Installment Percentage Payment, each installment shall be equal to the product of (i) his Benefit attributable to the Accounts for the particular Plan Year of reference as of the Deferred Payment Date, multiplied by (ii) a fraction, the numerator of which is one (1), and the denominator of which is the total number of installments originally elected less the number of installments previously paid. Without limitation, a Participant may receive multiple Annual Percentage Installment Payments, each attributable to Deferred Payments from Accounts with respect to different Plan Years.

                  (b) ANNUAL FIXED DOLLAR INSTALLMENT PAYMENTS. If Participant elects a Deferred Payment in the form of a Fixed Dollar Annual Installment Payment, each installment shall be equal to the Participant's specified Fixed Dollar amount with a final installment equal to the remaining balance of the deferral until the entire deferral is paid. Without limitation, a Participant may receive multiple Annual Fixed Dollar Installment Payments, each attributable to Deferred Payments from Accounts with respect to different Plan Years.

                  (c) LUMP SUM PAYMENT. If a Participant elects a Lump Sum distribution of his Benefit, the Lump Sum shall be paid on its Deferred Payment Date as soon as reasonably possible (not to exceed sixty (60) days) following the Business Day on which his distributable Benefit is determined in accordance with Rules of General Application. See Separation by Specified Employee below.

         7.3 CHANGE OF DEFERRED PAYMENT DATE. A Participant may change his election as to the timing and/or form of Deferred Payment by filing a specified form with the Administrator designating a new date or form of payment, but the election must be filed at least twelve (12) months prior to the date on which the first payment would have begun, the election may not take effect until at least twelve (12) months after the date of such election, and the new payout date must be no earlier than five (5) years from the date payments otherwise would have commenced. Notwithstanding the foregoing, with respect to Pre-2005 Deferrals, the five (5) year requirement shall not apply. In addition, with respect to Post-2004 Deferrals no election change pursuant to this Section 7.3 may have the effect of accelerating the time of payment of any distributions, except to the extent permitted under the Act without the imposition of any penalties or additional taxes under the Act.

         7.4 MANDATORY LUMP SUM DISTRIBUTION. Subject to Section 7.5, in the event of a Separation by a Participant:

                  (i) who has not attained the age of 55 and completed at least 10 Years of Vesting Service with the Company, or

                  (ii)     whose aggregate Benefit is less than $5,000,

he shall receive a Lump Sum distribution of his Benefit, as soon as reasonably possible (not to exceed sixty (60) days) following the Business Day on which his distributable Benefit is determined in accordance with Rules of General Application.

         7.5 SEPARATION BY SPECIFIED EMPLOYEE. Notwithstanding any other provision of the Plan to the contrary, with respect to Post-2004 Deferrals only, a Specified Employee may not receive a distribution of his Benefit on account of his Separation until the earlier of (i) six months after the date of such Separation or (ii) the Participant's death.

         7.6 CHANGE IN CONTROL. Notwithstanding any other provision to the contrary, upon a Change in Control, all Benefits hereunder (including, without limitation, Benefits otherwise payable on a later Deferred Payment Date, or which are being paid in Installment Payments), shall be distributed to Participants in a Lump Sum as soon as reasonably possible, but not more than thirty (30) days, after such Change in Control. Notwithstanding the foregoing, at any time prior to the date of a Change in Control, with respect to Pre-2005 Deferrals, but not Post-2004 Deferrals, a Participant may elect to waive the provisions of this Section 7.6 with respect to a designated Change in Control and continue to retain his Benefits under the Plan as if such Change in Control had not occurred. Notwithstanding any other provision of the Plan to the contrary, with respect to Post-2004 Deferrals, distributions under this Section
7.6 shall only be made upon the occurrence of Change in Control that qualifies as either a "change in the ownership" of the Company, a "change in effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company, in each case, as defined under the Act or Internal Revenue Service guidance issued thereunder.

         7.7 HARDSHIP DISTRIBUTION. Upon the Administrator's determination (following petition by the Participant) that the Participant has suffered a "severe financial hardship", the Administrator shall distribute to Participant that portion of such Participant's Benefit as requested by the Participant and approved by the Administrator, but in no event shall the Administrator approve a distribution which is greater than is necessary to relieve the financial hardship. A "severe financial hardship" means an unforeseeable event resulting from a sudden and unexplained illness or accident experienced by either the Participant or his spouse or dependents, the loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control, which the Participant cannot satisfy through available or attainable assets. Without limitation, the definition of severe financial hardship does not include the need to send a child to college or the desire to purchase a home. The amount of the distribution will be limited to an amount necessary to satisfy the severe financial hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation would not itself cause severe financial hardship).

         The Administrator shall evaluate the facts and circumstances of each hardship request. The Participant shall receive a single lump-sum cash payment of the amount approved by the Administrator as soon as possible following the Administrator's approval. If a Participant receives a hardship distribution he shall be ineligible to elect Compensation Deferral Contributions until the first enrollment period occurring after the first anniversary of the date of such withdrawal.


         7.8 NON-SCHEDULED IN-SERVICE WITHDRAWAL. Non-Scheduled In-Service Withdrawals are not permitted with respect to Post 2004 Deferrals. With respect to Pre-2005 Deferrals, prior to a Participant's Separation, a Participant may elect to receive a distribution of a portion (not less than $1,000) of his Benefit without regard to the Deferred Payment Date elected by the Participant. If a Participant elects to receive such a distribution, an amount equal to ten percent (10%) of the amount withdrawn shall be deducted from his Benefit (and irrevocably forfeited), such Participant's current Compensation Deferral Contribution shall immediately cease, and such Participant shall be ineligible to elect to recommence Compensation Deferral Contributions until an Entry Date occurring after the first enrollment period occurring after the first anniversary of the date of such withdrawal. The amount forfeited shall inure to the benefit of the Employer in the manner determined by the Administrator. Non-Scheduled In-Service Withdrawals shall cause a Match Qualified Deferral to become unqualified if the Non-Scheduled In-Service Withdrawal distribution is made from Compensation Deferral Contributions with Company Match that has not yet Vested or not yet Qualified under Section 6.2. If this occurs, the Company Match and associated investment earnings previously credited to the Compensation Deferral Account will be forfeited before the Non-Scheduled In-Service Withdrawal is paid.

         7.9 SOURCE OF DISTRIBUTION. All payments of Benefits shall be in cash from the funds in the Trust or, in the discretion or the Employer, from the Employer's funds held outside of the Trust. Nothing contained in the Plan, nor any action taken pursuant to the provisions of the Plan, shall create or be construed to create a fiduciary relationship between the Company, an Employer, Participant, Beneficiary, or Employee or other person. To the extent that any person acquires a right to be paid Benefits, such right shall be no greater than the right of an unsecured general creditor of his Employer.


SECTION EIGHT     DESIGNATION OF BENEFICIARIES

         8.1 DESIGNATION BY PARTICIPANT. Participant's written designation of one or more persons or entities as his Beneficiary shall operate to designate the Participant's Beneficiary under this Plan. The Participant shall file with the Administrator a copy of his Beneficiary designation under the Plan. The last such designation received by the Administrator shall be controlling, and no designation, or change or revocation of a designation shall be effective unless received by the Administrator prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         8.2 LACK OF DESIGNATION. If no Beneficiary designation is in effect at the time of Participant's death, if no designated Beneficiary survives the Participant or if the otherwise applicable Beneficiary designation conflicts with applicable law, the Participant's estate shall be the Beneficiary. The Administrator may direct the Employer or Trustee to retain any unpaid Benefits, without crediting for either Measurement Preferences or Alternative Earnings Rate, until all rights to the unpaid Benefits are determined. Alternatively, the Administrator may direct the Employer or Trustee to pay the Benefits into any court of appropriate jurisdiction. Any such payment shall completely discharge each Employer, the Trustee, and the Administrator from any liability under the Plan.

SECTION NINE      AMENDMENT AND TERMINATION

         The Company, through its Board of Directors, may in its discretion amend the Plan from time-to-time, provided that no Amendment may reduce a Participant's Benefit. Specifically, termination of the Plan shall require the approval of the Board of Directors of the Company. Notwithstanding anything herein to the contrary, the Company hereby delegates to its executive officers the authority to make any amendment (i) that does not increase the benefit costs of the Plan to the Company by more than 1% of the Plan's prior calendar year financial statement expense or (ii) that is necessary or desirable in order to have it conform to the provisions and requirements of the Code, AJCA or any other applicable law.

         In the event of a termination of the Plan, all Participants shall become 100% Vested on such date of termination and, notwithstanding any provisions of the Plan to the contrary, the

Benefits of such affected Participant may, in the Company's sole discretion, be distributed in a Lump Sum as soon as administratively possible (not to exceed 60 days) following such termination with respect to Pre-2005 Deferrals (but with respect to Post-2004 Deferrals only to the extent permitted by the Act without the imposition of any additional taxes or penalties under the Act).

SECTION TEN       GENERAL PROVISIONS

         10.1 NO ASSIGNMENT. The right of any Participant to Benefits shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in SECTION EIGHT with respect to designations of Beneficiaries or between spouses incident to divorce within the meaning of Code Section 1041 or of any successor provision, pursuant to a transfer permitted by the Act and other applicable law.

         10.2 INCAPACITY. If the Administrator shall find that any person to whom any Benefit is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due shall be paid to the duly appointed guardian, Administrator or other legal representative for such person. Any such payment shall be a complete discharge of the liabilities of each Employer, the Trustee and the Administrator as to the amount paid.

         10.3 CLAIMS PROCEDURE. The Administrator will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant, Beneficiary, or person claiming under them, may make a claim for benefits under this Plan by filing written notice with the Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Administrator a written request for review within 90 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Administrator delivered to the claimant within 90 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Administrator's decision must be made as soon as possible thereafter but not beyond an additional 90 days. If no action on an initial claim is taken within 180 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. If the claim involves a determination of whether or not the Participant has experienced a Disability (a "Disability Claim"), such claim will generally be decided and the claimant notified of the decision within 45 days after receipt of the claim; provided that the Administrator may obtain two 45-day extensions if the proper written notice, which contains the information described above, is given to the Participant before the end of each applicable 45-day period. The denial of a claim or the decision on review will specify the reasons for the denial or decision , the pertinent Plan provisions upon which the denial or decision is based, a description of any additional material or information necessary to perfect the claim and an explanation of, why such information is necessary, if applicable, and a description of the Plan's review procedures and the time limits applicable thereto, including a statement of the claimant's rights under Section 502(a) of ERISA following an adverse benefits determination on review. If the denied claim is a Disability Claim, the following additional information will be provided with the denial notice: (a) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon written request; and (b) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon written request.

         Within 60 days after receiving a denial (180 days in the case of a Disability Claim), the claimant or his authorized representative may appeal the decision by requesting a review by writing the Administrator. On appeal, the claimant may submit in writing any comments or issues with respect to the claim and/or any additional documents or information not considered during the initial review and, upon request and free of charge, the claimant will be provided access to and copies of all documents, records and other information relevant to the claim. On appeal, the Administrator will not give deference to the initial adverse benefit determination.

         If the appeal involves a Disability Claim, the following additional procedures shall apply to the review on appeal: (i) it will be conducted by a Plan fiduciary that is neither the individual who made the initial adverse benefit determination, nor the subordinate of such individual; (ii) if the initial adverse decision was based in whole or in part on a medical judgment, the reviewer will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is not the same person (or his or her subordinate) that was consulted in connection with the initial benefits decision; and (iii) upon request, the claimant will be provided the identification of the expert whose advise was obtained in connection with the initial benefit decision, if any, regardless of whether or not the advice was relied upon.

         A decision on appeal will normally be given within 60 days (45 days in the case of a Disability Claim) after the receipt of the appeal. If special circumstances warrant an extension as determined by the Administrator in its sole discretion, then the decision will be made no later than 120 days after receipt of the appeal (90 days in the case of a Disability Claim). If an extension is required, the claimant will be provided a written notice of the extension that shall indicate the special circumstances requiring the extension and the date by which the Administrator expects to render its final decision. Subject to Section 2.3, the Administrator's decision on appeal shall be final and binding on all parties.

         If a claimant's appeal is denied in whole or in part, the notice of the decision on appeal shall include the specific reasons for the denial and reference to the relevant Plan provisions on which the denial was based, a statement that, upon request and free of charge, the claimant may review and copy all documents, records and other information relevant to the claim for benefits and the claimant's rights under Section 502(a) of ERISA. In addition, if the appeal involved a

Disability Claim, the denial notice will include the additional information for Disability Claims described above, as applicable.

         The Administrator will serve as an agent for service of legal process with respect to the Plan unless the Employer, through written resolution, appoints another agent.

         10.4 NO GUARANTY OF DEFERRAL. While the Company intends that this Plan will result in the deferral of the imposition of a federal income tax on the funds credited hereunder until such time as they actually shall be paid to a Participant, nothing herein shall be construed as a promise, guarantee or other representation by the Company of such tax effect nor, without limitation, shall the Company be liable for any taxes, penalties or other amounts incurred by Participants in the event it is determined by applicable authorities that such deferral was not accomplished, and each Eligible Individual electing to become a Participant should consult his or her own tax advisor(s) to determine the tax consequences in his or her specific case, and their suitability for participation in this Plan.

         10.5 COMMUNICATIONS BY, AND INFORMATION FROM, PARTICIPANT. Each Participant shall file with the Administrator such pertinent information concerning him and his Beneficiary as the Administrator may specify, and no Participant or Beneficiary or other person shall have any rights or be entitled to any benefits under the Plan, unless such information is properly filed. All elections, selections, designations, requests, notices, instructions and other communications to the Administrator, Third-Party Recordkeeper, Company, or Employer required or permitted under the Plan shall be (i) in such form as is prescribed from time to time by the Administrator, (ii) shall be (x) mailed by first-class mail, or (y) delivered, to such location as shall be specified by the Administrator and shall be deemed to have been given and delivered only on actual receipt by the person to be charged at such location. If the Administrator notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Administrator within one year after such notification, his Benefit will be forfeited and inure to the benefit of the Employer in the manner determined by the Administrator. If the Participant or Beneficiary is subsequently located, such Benefit will be restored, but without Earnings being credited subsequent to the date of the forfeiture.

         10.6 NO RIGHTS IMPLIED. Without limitation, nothing contained in this Plan, nor any modification or amendment to the Plan, nor the creation of any Account on the books of the Company, shall give any Employee or Participant any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

         10.7 COMMUNICATIONS BY ADMINISTRATOR OR EMPLOYER. All notices, statements, reports and other communications from the Administrator or any Employer to any person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class mail, postage prepaid and addressed to, such person at his address last appearing on the records of the most recent Employer or provided to the last known electronic address on record.

         10.8 INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, each interpretation of the Plan and each decision on any matter relating to the Plan made by the Board, the Company, or the Administrator, within their scope of their authority hereunder, shall be made in their sole discretion and shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

         10.9 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the Company, the Board, nor the Administrator shall be liable for any act, omission, or determination taken or made with respect to the Plan which is not judicially determined to be due to willful misconduct, and members of the Board, and the Administrator, shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of willful misconduct) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

         10.10 NO EMPLOYMENT RIGHTS. Neither the Plan nor any action taken under the Plan shall be construed as giving to any Employee the right to be retained in the employ of an Employer or as affecting the right of an Employer to dismiss any Employee at any time, with or without cause.

         10.11 WITHHOLDING OF TAXES. An Employer shall deduct from Participant's Salary, Bonus or the amount of any payment made pursuant to this Plan any amounts required to be paid or withheld by the federal government or any state or local government. By his participation in the Plan, the Participant agrees to all such deductions.

         10.12 WAIVERS. Any waiver of any right granted pursuant to this Plan shall not be valid unless the same is in writing and signed by the party waiving such right. Any such waiver shall not be deemed to be a waiver of any other rights.

         10.13 RECORDS. Records of the Company, and of the Administrator, as to any matters relating to this Plan will be conclusive on all persons.

         10.14 SECURITIES LAWS. The Plan intends to comply with and be exempt under The Securities Act of 1933, as amended. The Participants under the Plan are final purchasers and not underwriters or conduits to other beneficial owners or subsequent purchasers.

         10.15 SEVERABILITY. In case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Plan shall not in any way be affected or impaired.

         10.16 CAPTIONS AND GENDER. The captions preceding the Sections and Subsections of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of this Plan. Where the context admits or requires, words used in the masculine gender shall be construed to include the feminine and the neuter also, the plural shall include the singular, and the singular shall include the plural.

         10.17 CHOICE OF LAW. The Plan and all rights under this Plan shall be governed by and construed in accordance with the laws of the State of ARKANSAS, except to the extent preempted by ERISA.

         10.18 EFFECTIVE DATE AND TERMINATION DATE. This amendment and restatement of the Plan is effective on the Effective Date and shall terminate on the date no further Benefits are credited hereunder, or on such earlier date as the Plan is terminated pursuant to Section Nine.

         IN WITNESS WHEREOF, the Company has executed this Plan on this the _____ day of _______________, 2006.

                                      ARKANSAS BEST CORPORATION



                                      By:
                                          --------------------------------------

                                      Its:
                                          --------------------------------------